SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant X

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

X Definitive Additional Materials

Soliciting Material under §240.14a-12

VOYA PRIME RATE TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NEWS RELEASE

SCOTTSDALE, Arizona, May 11, 2020

VOYA PRIME RATE TRUST FILES DEFINITIVE PROXY STATEMENT

SCOTTSDALE, Arizona, May 11, 2020 -- Voya Prime Rate Trust (NYSE: PPR) (the "Trust"), today filed definitive proxy materials with the Securities and Exchange Commission in connection with the Trust's Annual Meeting of Shareholders, which is scheduled to be held on July 9, 2020. Trust shareholders of record as of the close of business on April 24, 2020 will be entitled to vote at the Annual Meeting.

As outlined in the proxy materials, the Trust's experienced trustees have delivered on the Trust's commitment to strong dividends and have been acting responsibly to ensure its strategy continues in an uncertain environment. The trustees believe that stability and continuity should be key objectives of closed-end funds such as Voya Prime Rate Trust as markets weather this challenging economic time.

The Board asks that all shareholders cast their vote "FOR" the Board-approved nominees listed on the WHITE proxy card included in the Trust's proxy materials and "AGAINST" a shareholder proposal adverse to the interests of all shareholders. Voting takes just a few minutes and can be done by mail, phone or online.

IMPORTANT INFORMATION

On May 11, 2020, the Trust filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with the Trust's 2020 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Trust with the SEC for no charge at the SEC's website at  www.sec.gov.  If you have any questions regarding this information or the proxy materials, please contact Georgeson LLC, the Trust's proxy solicitor assisting us in connection with the annual meeting, toll-free at 1-877-278-4775.

Media Contact:

Kristopher Kagel

(212)309-6568 Kristopher.Kagel@voya.com

About Voya Investment Management

A leading, active asset management firm, Voya Investment Management manages, as of March 31, 2020, more than $210 billion for affiliated and external institutions as well as individual investors. With over 40 years of history in asset management, Voya Investment Management has the experience and resources to provide clients with investment solutions with an emphasis on equities, fixed income, and multi-asset strategies and solutions. Voya Investment Management was named in 2015, 2016, 2017, 2018 and 2019 as a "Best Places to Work" by Pensions and Investments magazine. For more information, visit voyainvestments.com. Follow Voya Investment Management on Twitter  @VoyaInvestments.

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